UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 8, 2023

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	COLM	Nasdaq Global Select Market
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Columbia Sportswear Company (the "Company") with the U.S. Securities and Exchange Commission on June 13, 2023 (the “Original Form 8-K”) relating to the Annual Meeting of Shareholders of the Company held on June 8, 2023 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation. Except as set forth herein, no other changes have been made to the Original Form 8-K.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
As previously reported in the Original Form 8-K, a non-binding advisory vote was conducted on the frequency of executive compensation votes. The Company's Board of Directors (the “Board”) recommended advisory executive compensation votes on an annual basis, and a majority of the shares were voted for annual advisory votes. The Board has considered the outcome of this advisory vote and has determined that the Company will hold an annual advisory vote on executive compensation until the next advisory vote regarding the frequency of executive compensation votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: July 24, 2023	By:	/S/ PETER J. BRAGDON
Peter J. Bragdon
Executive Vice President, Chief Administrative Officer and General Counsel